FOR IMMEDIATE RELEASE	COMPANY CONTACT: Michael Hershberger
August 1, 2018	Chief Financial Officer
(813) 397-1187
mhershberger@hiiquote.com

Health Insurance Innovations, Inc. Reports Second Quarter 2018

Financial and Operating Results

Raises Annual Guidance

Record Revenues of $71.7 million, up 16.0% YOY

Record Policies in Force totaled approximately 389,600, up 8.4% YOY

GAAP Diluted Earnings per Share of $0.22, down 37.1% YOY

Record Adjusted Earnings per Share of $0.61, up 32.6% YOY

Tampa, FL— August 1, 2018 — (GLOBE NEWSWIRE) — Health Insurance Innovations, Inc. (NASDAQ:HIIQ), a leading cloud-based technology platform and distributor of affordable individual and family health insurance and supplemental plans, today announced financial results for the second quarter ended June 30, 2018. The Company will host a live conference call on Thursday, August 2, 2018, at 8:30 A.M. EST.

Second quarter 2018 Financial Highlights

●	Record revenue was $71.7 million, compared to $61.8 million in the second quarter of 2017, an increase of 16.0%.

●	Record total collections from members (premium equivalents) of $111.2 million compared to $98.9 million in the second quarter of 2017, an increase of 12.4%.

●	Net income was $4.0 million, compared to $7.0 million in the second quarter of 2017, a decrease of 42.9%. Drivers include severance expense payable to the founder and several other employees and higher stock-based compensation in the second quarter of 2018.

●	Record adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $14.2 million, compared to $12.6 million in the second quarter of 2017, an increase of 12.7%.

●	GAAP diluted earnings per share was $0.22, compared to $0.35 in the second quarter of 2017, down 37.1% YOY. Drivers include severance expense payable to the founder and several other employees and higher stock-based compensation in the second quarter of 2018.

●	Record adjusted earnings per share, also referred to as adjusted net income per share, or adjusted EPS, was $0.61 compared to $0.46 in the second quarter of 2017, an increase of 32.6%.

●	Record policies in force as of June 30, 2018, totaled approximately 389,600, compared to 359,500 in the second quarter of 2017, an increase of 8.4%.

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Premium equivalents, adjusted EBITDA, and adjusted EPS are non-GAAP financial measures. See the reconciliations of these measures to their respective most directly comparable GAAP measure included within this press release.

2018 Full Year Guidance

The Company raises its annual guidance of revenue for 2018 to be between $293 million and $303 million or grow approximately 17% to 21% year-over-year, adjusted EBITDA to be between $55 million and $58 million or grow approximately 21% to 27% year-over-year, and adjusted EPS to be between $2.47 and $2.57 or grow approximately 50% to 56% year-over-year. These guidance numbers are based on the Company’s current method of accounting for revenue. As an emerging growth company, it will be adopting the revised revenue recognition standard, known as ASC 606, in the fourth quarter of 2018 for the full year ended December 31, 2018.

“Q2 was a strong quarter with record revenue, record earnings and record policies in force. We are pleased to have beaten market expectations and following a strong first half of the year, to be able to raise guidance for the rest of 2018. We look forward to launching the next generation of our technology platform later in the year and we are prepared for the expanding opportunities in our market.” said Gavin Southwell, HIIQ’s Chief Executive Officer and President.

Second quarter 2018 Financial Discussion

Second quarter revenues of $71.7 million increased 16.0%, compared to the second quarter in 2017, driven by an increase in policies in force, favorable commission margins, and improved discount benefit plan offerings.

Total selling, general & administrative expense (“SG&A”) was $19.7 million (27.5% of revenues) in the second quarter of 2018, compared to $14.7 million (23.8% of revenues) in the same period in 2017. Q2 SG&A included cash based severance expense of $3.0 million and $0.8 million of non-cash based severance expense primarily related to the termination of the Company’s founder and several other employees. Core SG&A, defined as total SG&A adjusted for stock-based compensation, transaction costs, indemnity and other related legal costs, severance, restructuring and other costs, and marketing leads and advertising expense, was $10.2 million (14.2% of revenues) in the second quarter of 2018, compared to $11.1 million (18.0% of revenues) in the same period in 2017. A reconciliation of Core SG&A to SG&A is included within this press release.

Net income was $4.0 million in the second quarter of 2018, compared to $7.0 million in the same period in 2017, a decrease of 42.9%. Second quarter 2018 included a cash based severance expense of $3.0 million. Additionally, stock-based compensation was $2.6 million higher in the second quarter of 2018 as compared to the prior year period. EBITDA was $6.7 million in the second quarter of 2018, compared to $10.7 million in the same period in 2017, a decrease of 37.4%.

Adjusted EBITDA was $14.2 million in the second quarter of 2018, an increase of 12.7% compared to $12.6 million in the same period in 2017. Adjusted EBITDA as a percentage of revenue was 19.8% in the second quarter of 2018, compared to 20.3% in the same period in 2017. Adjusted EBITDA is calculated by taking EBITDA and adjusting for items such as stock-based compensation and related costs and items that are not part of regular operating activities, including indemnity and other related legal costs, severance, restructuring, and acquisition costs. A reconciliation of net income to EBITDA and adjusted EBITDA for the three and six months ended June 30, 2018 and 2017 is included within this press release.

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GAAP diluted EPS for the second quarter of 2018 was $0.22, compared to $0.35 in the same period in 2017. Second quarter 2018 GAAP diluted EPS was unfavorably impacted by the previously described severance expense. Additionally, the higher stock-based compensation in the second quarter of 2018 had an unfavorable impact on GAAP diluted EPS.

Adjusted EPS for the second quarter of 2018 was $0.61, compared to $0.46 in 2017. The increase in Adjusted EPS was driven by higher revenue from greater policies in force, continued scalability as well as a lower pro-forma statutory tax rate of 24%, compared to 38% used in the prior period. A reconciliation of net income to adjusted net income per share is included within this press release.

The Company makes advances to distributors based on actual sales. These advanced commissions assist distributors with working capital. The Company recovers advances on an ongoing basis from future commissions on premiums, which are collected over the period in which policies renew. At June 30, 2018, the short- and long-term advanced commission balance was $37.6 million, a $1.9 million decrease from the December 31, 2017 year-end balance of $39.5 million.

Cash and cash equivalents as of June 30, 2018 totaled $49.2 million, an increase of $8.3 million from the December 31, 2017 year-end balance. The Company repurchased 115,245 shares of its common stock in the second quarter of 2018 for $3.8 million as part of its previously announced share repurchase program. The company expects to continue to execute on its buyback authorization for the remainder of 2018 and beyond.

On June 7, 2018, the Company terminated without cause Michael Kosloske, founder and Chief of Product Innovation. Mr. Kosloske will continue to serve as a director of the Company. Additionally, on June 7, 2018 the Company was informed by Mr. Kosloske that entities controlled by Mr. Kosloske sold an aggregate of 1,300,000 shares of the Company’s Class A common stock.

Regulatory Update

Today the departments of Health and Human Services, Labor and the Treasury issued a final rule to help Americans struggling to afford health coverage find new and more affordable options. The rule allows, starting October 1st, 2018, for the sale and renewal of short-term, limited duration plans to cover an initial period of less than 12 months. Additionally, carriers will be able to make these plans renewable for up to 36 months. Previously, the rule limited duration to less than three months. “HIIQ shares the Departments’ concern with respect to the rising cost of health insurance in the individual market and welcomes any measures taken to improve the availability of insurance products that meet consumer demands and needs,” Mr. Gavin Southwell said. “We also believe that this rule change will improve consumer choice and increase competition and affordability in the individual health insurance market.”

As previously disclosed, the Company is the subject of a multistate market conduct examination. The Company has been cooperating with all regulatory inquiries and is engaged in ongoing discussions towards resolution.

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Conference Call and Webcast

The Company will host an earnings conference call on August 2, 2018 at 8:30 A.M. Eastern time. All interested parties can join the call by dialing (877) 407-9039 or (201) 689-8470; the conference ID is 13681866. A webcast of the call may be accessed in the Investor Relations section of Health Insurance Innovations’ website at http://investor.hiiquote.com/events-and-presentations. An archive of the call will be available for 30 days through the same website.

About Health Insurance Innovations, Inc. (HIIQ)

HIIQ is a market leading cloud-based technology platform and distributor of innovative health insurance products that are affordable and meet the consumer’s needs. HIIQ helps develop insurance products through our relationships with best-in-class insurance companies and markets them via its broad distribution network of third party licensed insurance agents across the nation, its call center network and its unique online capability. Additional information about HIIQ can be found at HiiQuote.com. HIIQ’s Consumer Division includes AgileHealthInsurance.com, a website for researching, comparing and purchasing short-term health insurance products online and HealthPocket.com, a free website that compares and ranks all health insurance plans, and uses objective data to publish unbiased health insurance market analyses and other consumer advocacy research.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on HIIQ’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for products offered through our platform, state regulatory oversight and examinations of us and our carriers and distributors, legal and regulatory compliance by our carriers and distributors, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and HIIQ’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements will be discussed in HIIQ’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by HIIQ from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Non-GAAP Financial Information

To supplement HIIQ’s financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, HIIQ presents certain financial measures that are not prepared in accordance with GAAP, including premium equivalents, adjusted EBITDA, adjusted EPS, and Core SG&A. These non-GAAP financial measures, which are defined below, should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

HIIQ is presenting these non-GAAP financial measures to assist investors in seeing HIIQ’s operating results through the eyes of management and because HIIQ believes that these measures provide a useful tool for investors to use in assessing HIIQ’s operating performance against prior period operating results and against business objectives. HIIQ uses the non-GAAP financial measures in evaluating its operating results and for financial and operational decision-making purposes.

The accompanying tables provide more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

($ in thousands, except share and per share data)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$49,220	$40,907
Restricted cash	15,554	14,920
Accounts receivable, net, prepaid expenses and other current assets	1,692	2,227
Advanced commissions, net	34,844	39,549
Income taxes receivable	1,766	—
Total current assets	103,076	97,603
Long-term advanced commissions	2,773	—
Property and equipment, net	5,396	5,408
Goodwill	41,076	41,076
Intangible assets, net	5,015	5,942
Deferred tax assets	25,445	14,960
Other assets	92	96
Total assets	$182,873	$165,085

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$37,173	$39,725
Deferred revenue	239	662
Income taxes payable	—	787
Due to member	2,337	1,775
Other current liabilities	8	5
Total current liabilities	39,757	42,954
Due to member	25,085	15,096
Other liabilities	23	34
Total liabilities	64,865	58,084
Commitments and contingencies
Stockholders’ equity:
Class A common stock (par value $0.001 per share, 100,000,000 shares authorized; 14,242,049 and 12,731,758 shares issued as of June 30, 2018 and December 31, 2017, respectively; 13,707,715 and 12,350,981 shares outstanding as of June 30, 2018 and December 31, 2017, respectively)	14	13
Class B common stock (par value $0.001 per share, 20,000,000 shares authorized; 2,541,667 and 3,841,667 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively)	3	4
Preferred stock (par value $0.001 per share, 5,000,000 shares authorized; no shares issued and outstanding as of June 30, 2018 and December 31, 2017)	—	—
Additional paid-in capital	87,469	71,770
Treasury stock, at cost (534,334 and 380,777 shares as of June 30, 2018 and December 31, 2017, respectively)	(11,998)	(6,887)
Retained earnings	26,317	19,305
Total Health Insurance Innovations, Inc. stockholders’ equity	101,805	84,205
Noncontrolling interests	16,203	22,796
Total stockholders’ equity	118,008	107,001
Total liabilities and stockholders’ equity	$182,873	$165,085

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Income (unaudited)

($ in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues (premium equivalents of $111,159 and $98,896 for the three months ended June 30, 2018 and 2017, respectively and $216,135 and $189,836 for the six months ended June 30, 2018 and 2017, respectively)	$71,724	$61,783	$139,474	$117,651
Operating expenses:
Third-party commissions	43,885	35,108	85,097	66,543
Credit card and ACH fees	1,371	1,232	2,748	2,415
Selling, general and administrative	19,724	14,697	35,937	29,954
Depreciation and amortization	1,220	992	2,385	1,930
Total operating expenses	66,200	52,029	126,167	100,842
Income from operations	5,524	9,754	13,307	16,809

Other (income) expense:
Interest (income) expense	(28)	1	(54)	—
Other expense	31	1	59	4
Net income before income taxes	5,521	9,752	13,302	16,805
Provision for income taxes	1,495	2,800	3,291	1,331
Net income	4,026	6,952	10,011	15,474
Net income attributable to noncontrolling interests	1,160	2,569	2,999	5,257
Net income attributable to Health Insurance Innovations, Inc.	$2,866	$4,383	$7,012	$10,217

Per share data:
Net income per share attributable to Health Insurance Innovations, Inc.
Basic	$0.24	$0.38	$0.60	$1.00
Diluted	$0.22	$0.35	$0.54	$0.91
Weighted average Class A common shares outstanding
Basic	11,934,760	11,550,204	11,763,221	10,228,564
Diluted	13,175,814	12,365,914	12,917,999	11,220,687

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

($ in thousands, except share and per share data)

	Six Months Ended June 30,
	2018	2017
Operating activities:
Net income	$10,011	$15,474
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	6,160	1,755
Depreciation and amortization	2,385	1,930
Deferred income taxes	632	762
Changes in operating assets and liabilities:
Decrease in accounts receivable, prepaid expenses and other assets	556	218
Decrease in advanced commissions	1,932	6,295
Increase in income taxes receivable	(1,766)	(1,282)
Decrease in income taxes payable	(787)	(2,121)
(Decrease) increase in accounts payable, accrued expenses and other liabilities	(2,560)	297
Decrease in deferred revenue	(423)	(132)
Net cash provided by operating activities	16,140	23,196
Investing activities:
Capitalized internal-use software	(880)	(1,410)
Purchases of property and equipment	(223)	(47)
Net cash used in investing activities	(1,103)	(1,457)
Financing activities:
Payments for noncompete obligation	—	(96)
Payments related to tax withholding for share-based compensation	(1,310)	(185)
Issuances of Class A common stock under equity compensation plans	4	20
Purchases of Class A common stock pursuant to share repurchase plan	(3,801)	—
Distributions to member	(983)	(4,494)
Net cash used in financing activities	(6,090)	(4,755)
Net increase in cash and cash equivalents, and restricted cash	8,947	16,984
Cash and cash equivalents, and restricted cash at beginning of period	55,827	25,370
Cash and cash equivalents, and restricted cash at end of period	$64,774	$42,354

Supplemental cash flow information:
Cash paid during the period for:
Income taxes, net	$5,321	$3,988
Interest	6	10
Non-cash investing activities:
Capitalized stock-based compensation	$343	$—
Non-cash financing activities:
Change in due to member related to Exchange Agreement	$9,989	$18,619
Change in deferred tax asset related to Exchange Agreement	(11,118)	(20,732)
Issuance of Class A common stock in a private offering related to Exchange Agreement	9,175	16,487
Exchange of Class B membership interests related to Exchange Agreement	(8,047)	(14,374)
Declared but unpaid distribution to member of Health Plan Intermediaries, LLC	1,200	—

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Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited)

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$4,026	$6,952	$10,011	$15,474
Interest (income) expense	(28)	1	(54)	—
Depreciation and amortization	1,220	992	2,385	1,930
Provision for income taxes	1,495	2,800	3,291	1,331
EBITDA (1)	6,713	10,745	15,633	18,735
Stock-based compensation and related costs (2)	3,601	1,031	6,265	2,143
Transaction costs	163	450	219	756
Indemnity and other related legal costs	745	360	1,033	648
Severance, restructuring and other charges	2,952	3	2,952	248
Adjusted EBITDA (3)	$14,174	$12,589	$26,102	$22,530

Reconciliation of Net Income to Adjusted Net Income per Share

(unaudited)

($ in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$4,026	$6,952	$10,011	$15,474
Interest (income) expense	(28)	1	(54)	—
Amortization	464	512	927	1,023
Provision for income taxes	1,495	2,800	3,291	1,331
Stock-based compensation and related costs	3,601	1,031	6,265	2,143
Transaction costs	163	450	219	756
Indemnity and other related legal costs	745	360	1,033	648
Severance, restructuring and other charges	2,952	3	2,952	248
Adjusted pre-tax income	13,418	12,109	24,644	21,623
Pro forma income taxes	(3,220)	(4,601)	(5,915)	(8,217)
Adjusted net income (4)	$10,198	$7,508	$18,729	$13,406
Total weighted average diluted share count	16,675	16,208	16,587	16,156
Adjusted net income per share (5)	$0.61	$0.46	$1.13	$0.83

(1)	EBITDA is defined as net income before interest expense, income taxes and depreciation and amortization. We have included EBITDA in this report because it is key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our business. However, EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Other companies may calculate EBITDA differently than we do. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

(2)	During the 3 months ended June 30, 2018, the Company began including in adjusted EBITDA, the payments related to employer taxes for vesting and exercises of stock-based compensation. For period-over-period comparability, the Company has included these amounts in 2017 previously reported numbers. For the three and six months ended June 30, 2017, the impact on adjusted EBITDA was an approximate increase of $66,700 and $359,600, respectively. This resulted in no change to adjusted net income per share for the three months ended June 30, 2017 and a $0.01 increase in adjusted net income per share for the six months ended June 30, 2017.

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(3)	To calculate adjusted EBITDA, we calculate EBITDA, which is then further adjusted for items such as stock-based compensation and related costs and items that are not part of regular operating activities, including tax receivable adjustments, severance, restructuring, indemnity and other related legal costs, and acquisition costs. Adjusted EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. We have presented adjusted EBITDA because we consider it an important supplemental measure of our performance and believe that it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate adjusted EBITDA differently than we do. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

(4)	To calculate adjusted net income, we calculate net income then add back amortization (but not depreciation), interest, tax expense, stock-based compensation and related costs, and other items that are not part of regular operating activities, including, tax receivable adjustments, severance, restructuring, indemnity and other related legal costs, and acquisition costs. From adjusted pre-tax net income we apply a pro-forma tax expense calculated at an assumed rate of 24% for the three and six months ended June 30, 2018 and 38% for the three and six months ended June 30, 2017. We believe that when measuring Company and executive performance against the adjusted net income measure, applying a pro forma tax rate better reflects the performance of the Company without regard to the Company’s organizational tax structure. We have included adjusted net income in this report because it is a key performance measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in their evaluation of our company. Other companies may calculate this measure differently than we do. Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation or substitution for earnings per share as reported under GAAP.

(5)	Adjusted net income per share is computed by dividing adjusted net income by the total number of diluted Class A and Class B shares of our common stock for each period. We have included adjusted net income per share in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate this measure differently than we do. Adjusted net income per share has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for earnings per share as reported under GAAP.

Reconciliation of Premium Equivalents to Revenues

(unaudited)

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Premium equivalents (1)	$111,159	$98,896	$216,135	$189,836
Less risk premium	37,570	35,502	73,116	69,043
Less amounts earned by third party obligors	1,865	1,611	3,545	3,142
Revenues	$71,724	$61,783	$139,474	$117,651

(1)	Premium equivalents is defined as our total collections, including the combination of premiums, fees for discount benefit plans, third-party commissions and referral fees. All amounts not paid out as risk premium to carriers or paid out to other third-party obligors are considered to be revenues for financial reporting purposes. We have included premium equivalents in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the inclusion of premium equivalents can provide a useful measure for period-to-period comparisons of our business. This financial measurement is considered a non-GAAP financial measure and is not recognized under generally accepted accounting principles in the United States of America (“GAAP”) and should not be used as, and is not an alternative to, revenues as a measure of our operating performance.

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Summary of Selected Metrics

(unaudited)

($ in thousands)

	Submitted Applications during the Three Months Ended June 30,
	2018	2017	Change
IFP	92,100	95,900	(4.0)%
Supplemental products	64,600	66,900	(3.4)%
Total (1)	156,700	162,800	(3.7)%

	Policies in Force as of June 30,
	2018	2017	Change
IFP	196,800	185,900	5.9%
Supplemental products	192,800	173,600	11.1%
Total	389,600	359,500	8.4%

	Submitted IFP Applications by Channel
	Q2’17	Q3’17	Q4’17	Q1’18	Q2’18
eCommerce	13,500	20,600	27,200	18,900	18,700
All Others (1)	82,400	72,500	98,600	73,100	73,400
Total	95,900	93,100	125,800	92,000	92,100

	Core SG&A as a Percentage of Revenue
	Q2’17	Q3’17	Q4’17	Q1’18	Q2’18
Total SG&A	$14,697	$15,503	$18,989	$16,213	$19,724
Less: Stock-based compensation and related costs	1,031	2,782	2,993	2,633	3,601
Less (add): Transaction costs	450	5	(16)	56	163
Less: Indemnity and other related legal costs	360	238	672	287	745
Less: Severance, restructuring and other charges	3	—	—	—	2,952
Less: Marketing and Advertising	1,800	2,249	3,657	2,232	2,071
Core SG&A (2)	$11,053	$10,229	$11,683	$11,005	$10,192
% of Revenue	17.9%	16.2%	16.8%	16.2%	14.2%

(1)	During the three months ended June 30, 2018, the Company entered into a servicing agreement for the member billing, premium collections, and customer support.

(2)	Core SG&A is defined as total SG&A adjusted for stock-based compensation and related costs, transaction costs, severance, indemnity and other related legal costs, restructuring and other costs, and marketing leads and advertising expense.

Contacts:

Health Insurance Innovations, Inc.:

Michael Hershberger

Chief Financial Officer

(813) 397-1187

mhershberger@hiiquote.com

Investor Contact:

John Evans

PIR Communications

(415) 309-0230

IR@hiiquote.com

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